Exhibit 99.1

Super Micro Computer, Inc. Announces 2nd Quarter Fiscal Year 2008 Financial Results

SAN JOSE, Calif., January 30, 2008 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter financial results for fiscal year 2008.

Q2 Fiscal Year 2008 Highlights

•	Record quarterly net sales of $136.9 million, up 16.1% and 20.5% from the first quarter fiscal year 2008 and year-ago second quarter in fiscal year 2007, respectively

•	Record net income of $7.7 million, or $0.20 per diluted share, up 33.3% and 56.1% from first quarter fiscal year 2008 and year-ago second quarter in fiscal year 2007, respectively

•	Server Solutions accounted for 42.4% of net sales

•	Introduction of Server/Workstation Product Line Based on Intel® 5100 (San Clemente) Chipset with minimum power consumption and whisper-quiet operation to as low as 28 dB

Q2 Fiscal 2008 Financial Results

Net sales for the second quarter ended December 31, 2007 were $136.9 million, up 20.5% from $113.6 million in the second quarter of fiscal year 2007. Net sales from server solutions comprised 42.4% of net sales, up from 35.4% in the second quarter of fiscal year 2007. On a sequential basis, net sales increased by 16.1% from $117.9 million in the first quarter of fiscal year 2008. The net sales growth was primarily due to growth in high efficiency power supply solutions and new products. No customer accounted for more than 10% of net sales during the quarter.

Net income for the second quarter of fiscal year 2008 was $7.7 million, or $0.20 per diluted share, compared to net income of $5.0 million, or $0.15 per diluted share, in the same period a year ago. Included in net income for the quarter was $0.9 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the second quarter was $8.6 million, or $0.22 per diluted share, compared to non-GAAP net income of $5.3 million, or $0.16 per diluted share, in the same period a year ago. On a sequential basis, GAAP net income increased by $1.9 million, or $0.05 per diluted share and non-GAAP net income increased by $2.0 million, or $0.05 per diluted share.

Gross margin for the second quarter was 19.9%, compared to 16.7% in the same period a year ago. Non-GAAP gross margin for the second quarter was 20.0% compared to 16.8% in the same period a year ago. Second quarter of fiscal year 2008 gross margin was higher than the same period a year ago primarily due to higher revenue mix of server solutions and sales of new products. On a sequential basis, GAAP gross margin increased by 0.4% from 19.5% in the first quarter of fiscal 2008 and non-GAAP gross margin increased by 0.4% from 19.6% in the first quarter of fiscal 2008. The increase was primarily due to higher revenue from server solutions.

The Company ended the second quarter of fiscal year 2008 with $64.7 million in cash and cash equivalents and short-term investments compared to $65.9 million at the end of fourth quarter of fiscal year 2007.

6-Month Summary

Net sales for the six months ended December 31, 2007 were $254.9 million, up 25.1% from $203.8 million for the first six months of fiscal year 2007. Net income for the first six months of fiscal year 2008 was $13.5 million or $0.35 per diluted share, compared to $9.8 million or $0.30 per diluted share in the same period a year ago. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the first six months was $15.2 million or $0.39 per diluted share, compared to $10.6 million or $0.33 per diluted share in the same period a year ago.

Business Outlook & Management Commentary

The server industry has historically experienced seasonal revenue weakness in the quarters ending September 30 and March 31, our fiscal Q1 and Q3. However, the Company has also benefited from increased revenue traction following the introduction of new products. The Company expects that both trends will continue this quarter and that new products introduced during the prior quarters should offset in part the impact of seasonal weakness. As a result, the Company expects revenues to be in the range of $137 to $142 million for the third quarter of fiscal year 2008 ending March 31, 2008.

In addition, the Company re-confirms the guidance provided on November 14, 2007 regarding fiscal year 2008 revenue and net income. The Company continues to expect that as compared to fiscal 2007, for fiscal 2008, revenues from server products will grow by approximately 50%, total net sales will increase by a minimum of 30% and net income will increase by a minimum of 35%. It is currently expected that the outlook will not be updated until the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, the Company may update the outlook or any portion thereof at any time.

“Supermicro had a great quarter with record revenue and net income. The broad base of products we offer and the ability to deliver application optimized solutions in an efficient and timely manner to our customers around the world drove these outstanding results,” said Charles Liang, President and Chief Executive Officer of Super Micro Computer. “We continue our global focus on optimizing our business through innovation and expansion.”

Conference Call Information

Super Micro Computer will discuss these financial results and its outlook for the second quarter of fiscal 2008 in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 1-888-737-3705 (international callers dial 1-913-312-1442) a few minutes prior to the call’s start to register. A replay of the call will be available through 11:59 p.m. (Eastern Time) on Wednesday, February 6, by dialing 1-888-203-1112 (international callers dial 1-719-457-0820) and entering replay PIN 4322983. The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for X86 and blade servers, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distribution partners, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income (loss) and net income (loss) per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$45,400	$50,864
Short-term investments	19,331	15,055
Accounts receivable, net	45,774	33,426
Inventories, net	92,665	66,772
Deferred income taxes - current	7,273	5,630
Prepaid expenses and other current assets	2,055	1,759

Total current assets	212,498	173,506
Property, plant and equipment, net	44,398	31,089
Deferred income taxes - noncurrent	992	624
Other assets	273	364

Total assets	$258,161	$205,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,614	$61,453
Accrued liabilities	13,015	14,074
Income tax payable	1,191	1,489
Advances from receivable financing arrangements	896	982
Current portion of capital lease obligations	69	118
Current portion of long-term debt	290	304

Total current liabilities	110,075	78,420
Long-term capital lease obligations-net of current portion	18	40
Long-term debt-net of current portion	10,158	11,251
Other long-term liabilities	3,933	—

Total liabilities	124,184	89,711
Stockholders’ equity:
Common stock and additional paid-in capital	63,345	58,239
Deferred stock-based compensation	(1,059)	(1,500)
Retained earnings	71,691	59,133

Total stockholders’ equity	133,977	115,872

Total liabilities and stockholders’ equity	$258,161	$205,583

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net sales	$136,933	$113,602	$254,882	$203,789
Cost of sales	109,678	94,587	204,582	166,789

Gross profit	27,255	19,015	50,300	37,000
Operating expenses:
Research and development	6,987	5,557	13,693	10,494
Sales and marketing	4,560	3,126	8,289	5,483
General and administrative	3,472	2,908	6,896	5,511
Reversal of litigation loss	—	—	—	(120)

Total operating expenses	15,019	11,591	28,878	21,368
Income from operations	12,236	7,424	21,422	15,632
Interest income	454	67	992	121
Interest expense	(248)	(344)	(500)	(671)

Income before income taxes provision	12,442	7,147	21,914	15,082
Income tax provision	4,702	2,189	8,367	5,315

Net income	$7,740	$4,958	$13,547	$9,767

Net income per share:
Basic	$0.25	$0.22	$0.44	$0.44

Diluted	$0.20	$0.15	$0.35	$0.30

Shares used in per share calculation:
Basic	30,817,552	22,212,156	30,556,084	22,201,438

Diluted	38,741,151	32,390,310	38,683,142	32,340,044

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Six Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Cost of sales	$118	$68	$230	$84
Research and development	406	361	755	481
Sales and marketing	148	136	292	189
General and administrative	266	167	531	236

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Six Months Ended December 31, 2007	Six Months Ended December 31, 2006
OPERATING ACTIVITIES:
Net income	$13,547	$9,767
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,137	747
Stock-based compensation expense	1,808	990
Allowance for doubtful accounts	196	150
Allowance for sales returns	2,631	2,328
Loss on disposal of property, plant and equipment	—	2
Deferred income taxes	(2,011)	(44)
Excess tax benefits from stock-based compensation	(2,418)	(67)
Gain on short-term investments	(418)	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(15,175)	(11,385)
Inventories, net	(25,893)	(17,052)
Prepaid expenses and other current assets	(259)	(2,227)
Other assets	89	—
Accounts payable	31,275	24,073
Income tax payable	2,121	1,051
Accrued litigation loss	—	(575)
Accrued liabilities	(1,039)	2,035
Other long-term liabilities	2,944	—

Net cash provided by operating activities	8,535	9,792

INVESTING ACTIVITIES:
Proceeds from short-term investments	17,480	—
Purchases of short-term investments	(21,375)	—
Purchases of property, plant and equipment	(12,550)	(1,884)
Other assets	(4)	9

Net cash used in investing activities	(16,449)	(1,875)

FINANCING ACTIVITIES:
Repayment of long-term debt	(1,107)	(299)
Proceeds from exercise of stock options	1,320	77
Excess tax benefits from stock-based compensation	2,418	67
Payment of obligations under capital leases	(75)	(86)
Advances under receivable financing arrangements	(86)	146
Payment of offering costs	(20)	(2,699)

Net cash provided by (used in) financing activities	2,450	(2,794)

Net increase (decrease) in cash and cash equivalents	(5,464)	5,123
Cash and cash equivalents at beginning of year	50,864	16,509

Cash and cash equivalents at end of year	$45,400	$21,632

Supplemental disclosure of cash flow information:
Cash paid for interest	$500	$671
Cash paid for taxes	$5,054	$4,307

Non-cash investing and financing activities:
Equipment purchased under capital leases	$4	$109
Reversals of deferred stock-based compensation for cancellation of stock options	$21	$106
Accrued costs for property and equipment purchases	$1,964	$459
Accrued offering costs	$297	$400

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
GAAP GROSS PROFIT	$27,255	$19,015	$50,300	$37,000
Add back stock-based compensation (a)	118	68	230	84

Non-GAAP GROSS PROFIT	$27,373	$19,083	$50,530	$37,084

GAAP GROSS MARGIN	19.9%	16.7%	19.7%	18.2%
Add back stock-based compensation (a)	0.1%	0.1%	0.1%	0.0%

Non-GAAP GROSS MARGIN	20.0%	16.8%	19.8%	18.2%

GAAP INCOME FROM OPERATIONS	$12,236	$7,424	$21,422	$15,632
Add back stock-based compensation (a)	938	732	1,808	990

Non-GAAP INCOME FROM OPERATIONS	$13,174	$8,156	$23,230	$16, 622

GAAP NET INCOME	$7,740	$4,958	$13,547	$9,767
Add back stock-based compensation (a)	938	732	1,808	990
Add back adjustments to tax provision (b)	(120)	(357)	(168)	(151)

Non-GAAP NET INCOME	$8,558	$5,333	$15,187	$10,606

GAAP NET INCOME PER SHARE - BASIC	$0.25	$0.22	$0.44	$0.44
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.03	0.02	0.06	0.04

Non-GAAP NET INCOME PER SHARE - BASIC	$0.28	$0.24	$0.50	$0.48

GAAP NET INCOME PER SHARE - DILUTED	$0.20	$0.15	$0.35	$0.30
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.02	0.01	0.04	0.03

Non-GAAP NET INCOME PER SHARE - DILUTED	$0.22	$0.16	$0.39	$0.33

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC - GAAP	30,817,552	22,212,156	30,556,084	22,201,438

BASIC - Non-GAAP	30,817,552	22,212,156	30,556,084	22,201,438

DILUTED - GAAP	38,741,151	32,390,310	38,683,142	32,340,044

DILUTED - Non-GAAP	38,942,446	32,548,155	38,899,565	32,515,063

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and six months ended December 31, 2007 and December 31, 2006.
(b)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 36.0% and 32.3% for the three months ended December 31, 2007 and 2006, respectively and 36.0% and 34.0% for the six months ended December 31, 2007 and 2006, respectively.